UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 21, 2010
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
(Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
On October 27, 2010, United Bancorp, Inc. ("United") issued the press release furnished with this report as Exhibit 99.1, which is here incorporated by reference. The information disclosed under this Item 7.01 and the Exhibit are furnished to, and not filed with, the Commission.

Item 8.01	Other Events
On October 21, 2010, the Board of Directors of United appointed James C. Lawson as Vice Chairman. Mr. Lawson has been identified by the Board of Directors as the intended successor to David S. Hickman as Chairman of the Board of Directors of United. Mr. Lawson's appointment is a component of the Board's succession plan to fill the position expected to be vacated by Mr. Hickman as a result of his anticipated retirement. To facilitate an orderly transition, Mr. Lawson will work closely with Mr. Hickman, with the intent that he will succeed Mr. Hickman as Chairman of the Board following the 2011 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits
(d)           Exhibits
99.1	Press Release dated October 27, 2010. This Exhibit is furnished to, and not filed with, the Commission.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Bancorp, Inc. (Registrant)
By:

Date: October 27, 2010	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Document
99.1	Press Release dated October 27, 2010. This Exhibit is furnished to, and not filed with, the Commission.